FOR MORE INFORMATION:

Charles Lynch

Senior Vice President, Finance and Strategy

954-384-0175, x 5692

charles.lynch@pediatrix.com

FOR IMMEDIATE RELEASE

Pediatrix Medical Group Reports Third Quarter Results

FORT LAUDERDALE, Fla., November 2, 2023 - Pediatrix Medical Group, Inc. (NYSE: MD), the nation’s leading provider of highly specialized health care for women, children and babies, today reported earnings from continuing operations of $0.26 per share for the three months ended September 30, 2023. On a non-GAAP basis, Pediatrix reported Adjusted EPS from continuing operations of $0.32.

For the 2023 third quarter, Pediatrix reported the following results from continuing operations:

•
Net revenue of $507 million;
•
Income from continuing operations of $21 million; and
•
Adjusted EBITDA of $50 million.

“We believe the underlying fundamentals of our business remain strong, however, the third quarter was more challenged than expected with relatively soft patient volumes and persistent practice-level cost growth,” said James D. Swift, M.D., Chief Executive Officer of Pediatrix Medical Group. “We are moving with speed and agility to take actions designed to enhance operating effectiveness, support and bolster our core business and generate a stable gross-margin profile.”

Operating Results from Continuing Operations – Three Months Ended September 30, 2023

Pediatrix’s net revenue for the three months ended September 30, 2023 was $506.6 million, compared to $489.9 million for the prior-year period. Pediatrix’s overall same-unit revenue increased by 4.1 percent, slightly offset by the impact of net non-same unit activity.

Same-unit revenue from net reimbursement-related factors increased by 5.3 percent for the 2023 third quarter as compared to the prior-year period. This primarily reflects improvements in cash collection rates in the current period as compared to those rates in the prior year period, which prior year rates were significantly impacted by unfavorable revenue cycle management performance, and a 150 basis-point increase in the percentage of services reimbursed by commercial and other non-government payors compared to the prior-year period.

Same-unit revenue attributable to patient volume declined by 1.2 percent for the 2023 third quarter as compared to the prior-year period. Shown below are year-over-year percentage changes in certain same-unit volume statistics for the three and nine months ended September 30, 2023. (Note: figures in the below table reflect contributions only to net patient service revenue and exclude other contributions to total same-unit revenue, including contract and administrative fees.)

	Three Months Ended September 30, 2023	Six Months Ended September 30, 2023
Hospital-based patient services	(1.8)%	(0.3)%
Office-based patient services	0.0%	0.7%

Neonatology services (within hospital-based services):
Neonatal intensive care unit (NICU) days	(0.7)%	(0.2)%

For the 2023 third quarter, practice salaries and benefits expense was $368.4 million, compared to $342.9 million for the prior-year period. This increase primarily reflects same-unit clinical compensation increases, increases in incentive compensation based on practice results, as well as increases in malpractice expense and group health insurance costs.

For the 2023 third quarter, general and administrative expenses were $57.4 million, as compared to $57.9 million for the prior-year period.

For the third quarter of 2023, the Company did not incur any transformational and restructuring related expenses, compared to $1.0 million for the third quarter of 2022.

Adjusted EBITDA from continuing operations, which is defined as earnings from continuing operations before interest, taxes, depreciation and amortization, and transformational and restructuring related expenses, was $50.4 million for the 2023 third quarter, compared to $58.3 million for the prior-year period.

Depreciation and amortization expense was $9.2 million for the third quarter of 2023, compared to $9.0 million for the third quarter of 2022.

Investment and other income was $0.3 million for the third quarter of 2023, compared to $0.6 million for the third quarter of 2022.

Interest expense was $10.4 million for the third quarter of 2023, compared to $9.5 million for the third quarter of 2022. This increase primarily reflects higher interest rates on the Company’s adjustable-rate borrowings, partially offset by lower total borrowings.

Pediatrix generated income from continuing operations of $21.4 million, or $0.26 per diluted share, for the 2023 third quarter, based on a weighted average 83.0 million shares outstanding. This compares with income from continuing operations of $28.8 million, or $0.35 per diluted share, for the 2022 third quarter, based on a weighted average 82.8 million shares outstanding.

For the third quarter of 2023, Pediatrix reported Adjusted EPS from continuing operations of $0.32, compared to $0.40 for the third quarter of 2022. For these periods, Adjusted EPS from continuing operations is defined as diluted income from continuing operations per common and common equivalent share excluding non-cash amortization expense, stock-based compensation expense, transformational and restructuring related expenses, and discrete tax events.

Operating Results from Continuing Operations – Nine Months Ended September 30, 2023

For the nine months ended September 30, 2023, Pediatrix generated revenue from continuing operations of $1.50 billion, compared to $1.46 billion for the prior-year period. Adjusted EBITDA from continuing operations for the nine months ended September 30, 2023 was $149.6 million, compared to $174.5 million for the prior year. Pediatrix generated income from continuing operations of $63.9 million, or $0.77 per share, for the nine months ended September 30, 2023, based on a weighted average 82.5 million shares outstanding, which compares to income from continuing operations of $38.6 million, or $0.45 per share, based on a weighted average 84.8 million shares outstanding for the first nine months of 2022. For the nine months ended September 30, 2023, Pediatrix reported Adjusted EPS from continuing operations of $0.94, compared to $1.20 in the same period of 2022.

Financial Position and Cash Flow – Continuing Operations

Pediatrix had cash and cash equivalents of $21.2 million at September 30, 2023, compared to $9.8 million at December 31, 2022, and net accounts receivable was $277.4 million.

For the third quarter of 2023, Pediatrix generated cash from continuing operations of $81.1 million, compared to $88.4 million for the third quarter of 2022. During the third quarter of 2023, the Company used $9.2 million to fund capital expenditures.

At September 30, 2023, Pediatrix had total debt outstanding of $631 million, consisting of its $400 million in 5.375% Senior Notes due 2030 and $231 million in borrowings under its Term A Loan. There were no borrowings under the Company’s revolving line of credit at September 30, 2023.

2023 Outlook

Pediatrix anticipates that its 2023 Adjusted EBITDA, as defined above, will be in a range of $200 million to $210 million. This outlook reflects Adjusted EBITDA for the first nine months of 2023 of $149.6 million.

Revenue Cycle Management (RCM) Vendor Transition

On October 30, 2023, Pediatrix notified R1 RCM, its enterprise RCM services vendor, that it is terminating its services agreement, effective December 15, 2023, for service level metrics related to performance. In connection with the termination, Pediatrix anticipates incurring certain immaterial early termination fees.

Following the termination of the services agreement, Pediatrix plans to utilize a hybrid revenue cycle management function that utilizes both the Company’s corporate personnel as well as one or more third-party service providers that Pediatrix intends to engage to support these activities.

Non-GAAP Measures

A reconciliation of Adjusted EBITDA from continuing operations and Adjusted EPS from continuing operations to the most directly comparable GAAP measures for the three and nine months ended September 30, 2023 and 2022 and of forward looking Adjusted EBITDA from continuing operations to the most directly comparable GAAP measure for the year ending December 31, 2023 is provided in the financial tables of this press release.

Earnings Conference Call

Pediatrix will host an investor conference call to discuss the quarterly results at 9 a.m., ET today. The conference call Webcast may be accessed from the Company’s Website, www.pediatrix.com. A telephone replay of the conference call will be available from 12:45 p.m. ET today through midnight ET November 16, 2023 by dialing 1-866-207-1041, access Code 1823424. The replay will also be available at www.pediatrix.com.

ABOUT PEDIATRIX MEDICAL GROUP

Pediatrix® Medical Group, Inc. (NYSE:MD) is the nation’s leading provider of physician services. Pediatrix-affiliated clinicians are committed to providing coordinated, compassionate and clinically excellent services to women, babies and children across the continuum of care, both in hospital settings and office-based practices. Specialties include obstetrics, maternal-fetal medicine and neonatology complemented by more than 20 pediatric subspecialties, as well as pediatric primary and urgent care clinics. The group’s high-quality, evidence-based care is bolstered by significant investments in research, education, quality-improvement and safety initiatives. The physician-led company was founded in 1979 as a single neonatology practice and today provides its highly specialized and often critical care services through more than 5,000 affiliated physicians and other clinicians in 37 states. To learn more about Pediatrix, visit www.pediatrix.com or follow us on Facebook, Instagram, LinkedIn, Twitter and the Pediatrix blog. Investment information can be found at www.pediatrix.com/investors.

Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the Company’s termination of its current third-party revenue cycle management provider and transition to a hybrid revenue cycle management model with one or more new third-party service providers, including any transition costs associated therewith; the impact of surprise billing legislation; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential healthcare reform; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the Company’s ability to comply with the terms of its debt financing arrangements; the impact of the COVID-19 pandemic on the Company and its financial condition and results of operations; the impact of the divestiture of the Company’s anesthesiology and radiology medical groups; the impact of management transitions; the timing and contribution of future acquisitions or organic growth initiatives; the effects of share repurchases; and the effects of the Company’s transformation initiatives, including its reorientation on, and growth strategy for, its pediatrics and obstetrics business.

###

Pediatrix Medical Group, Inc.

Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$506,612	$489,915	$1,498,197	$1,458,177
Operating expenses:
Practice salaries and benefits	368,404	342,850	1,084,671	1,016,762
Practice supplies and other operating expenses	31,319	31,857	93,128	90,189
General and administrative expenses	57,406	57,888	174,478	180,340
Depreciation and amortization	9,211	8,956	27,109	26,500
Transformational and restructuring related expenses	—	977	—	7,736
Total operating expenses	466,340	442,528	1,379,386	1,321,527
Income from operations	40,272	47,387	118,811	136,650
Investment and other income	273	617	2,096	2,336
Interest expense	(10,374)	(9,516)	(31,994)	(29,743)
Loss on early extinguishment of debt	—	—	—	(57,016)
Equity in earnings of unconsolidated affiliate	661	371	1,578	1,319
Total non-operating expenses	(9,440)	(8,528)	(28,320)	(83,104)
Income from continuing operations before income taxes	30,832	38,859	90,491	53,546
Income tax provision	(9,441)	(10,051)	(26,612)	(14,982)
Income from continuing operations	21,391	28,808	63,879	38,564
Income (loss) from discontinued operations, net of tax	—	1,920	—	(1,892)
Net income	21,391	30,728	63,879	36,672
Net loss attributable to noncontrolling interest	—	—	—	4
Net income attributable to Pediatrix Medical Group, Inc.	$21,391	$30,728	$63,879	$36,676
Other comprehensive income (loss), net of tax
Unrealized holding gain (loss) on investments, net of tax of $ -, $508, $100 and $1,816	1	(1,515)	218	(5,417)
Total comprehensive income attributable to Pediatrix Medical Group, Inc.	$21,392	$29,213	$64,097	$31,259
Per common and common equivalent share data (diluted):
Net income attributable to Pediatrix Medical Group, Inc.:	$0.26	$0.37	$0.77	$0.43
Weighted average common shares	82,950	82,776	82,492	84,821

Pediatrix Medical Group, Inc.

Reconciliation of Income from Continuing Operations

to Adjusted EBITDA from Continuing Operations Attributable to

Pediatrix Medical Group, Inc.

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Income from continuing operations attributable to Pediatrix Medical Group, Inc.	$21,391	$28,808	$63,879	$38,568
Interest expense	10,374	9,516	31,994	29,743
Loss on early extinguishment of debt	—	—	—	57,016
Income tax provision	9,441	10,051	26,612	14,982
Depreciation and amortization expense	9,211	8,956	27,109	26,500
Transformational and restructuring related expenses	—	977	—	7,736
Adjusted EBITDA from continuing operations attributable to Pediatrix Medical Group, Inc.	$50,417	$58,308	$149,594	$174,545

Pediatrix Medical Group, Inc.

Reconciliation of Diluted Income from Continuing Operations per Share to Adjusted Income from Continuing Operations per Diluted Share (“Adjusted EPS”)

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2023		2022
Weighted average diluted shares outstanding	82,950		82,776
Income from continuing operations and diluted income from continuing operations per share attributable to Pediatrix Medical Group, Inc.	$21,391	$0.26	$28,808	$0.35
Adjustments (1):
Amortization (net of tax of $498 and $554)	1,493	0.02	1,662	0.02
Stock-based compensation (net of tax of $791 and $1,030)	2,373	0.03	3,090	0.03
Transformational and restructuring expenses (net of tax of $244)	—	—	733	0.01
Net impact from discrete tax events	1,114	0.01	(1,083)	(0.01)
Adjusted income and diluted EPS from continuing operations attributable to Pediatrix Medical Group, Inc.	$26,371	$0.32	$33,210	$0.40

(1) A blended tax rate of 25% was used to calculate the tax effects of the adjustments for the three months ended September 30, 2023 and 2022.

	Nine Months Ended September 30,
	2023		2022
Weighted average diluted shares outstanding	82,492		84,821
Income from continuing operations and diluted income from continuing operations per share attributable to Pediatrix Medical Group, Inc.	$63,879	$0.77	$38,568	$0.45
Adjustments (1):
Amortization (net of tax of $1,508 and $1,635)	4,522	0.06	4,907	0.06
Stock-based compensation (net of tax of $2,325 and $3,223)	6,974	0.09	9,668	0.12
Transformational and restructuring expenses (net of tax of $1,934)	—	—	5,802	0.07
Loss on early extinguishment of debt (net of tax of $14,254)	—	—	42,762	0.50
Net impact from discrete tax events	1,984	0.02	(297)	—
Adjusted income and diluted EPS from continuing operations attributable to Pediatrix Medical Group, Inc.	$77,359	$0.94	$101,410	$1.20

(1) A blended tax rate of 25% was used to calculate the tax effects of the adjustments for the nine months ended September 30, 2023 and 2022.

Pediatrix Medical Group, Inc.

Balance Sheet Highlights

(in thousands)

(Unaudited)

	As of September 30, 2023	As of December 31, 2022
Assets:
Cash and cash equivalents	$21,179	$9,824
Investments	103,541	93,239
Accounts receivable, net	277,352	296,787
Other current assets	18,452	28,139
Intangible assets, net	15,486	18,491
Operating and finance lease right-of-use assets	72,443	66,924
Goodwill, other assets, property and equipment	1,817,886	1,834,483
Total assets	$2,326,339	$2,347,887
Liabilities and shareholders' equity:
Accounts payable and accrued expenses	$302,583	$374,225
Total debt, including finance leases, net	636,620	651,279
Operating lease liabilities	70,303	65,802
Other liabilities	348,848	364,949
Total liabilities	1,358,354	1,456,255
Total shareholders' equity	967,985	891,632
Total liabilities and shareholders' equity	$2,326,339	$2,347,887

Pediatrix Medical Group, Inc.

Reconciliation of Income from Continuing Operations

to Forward-Looking Adjusted EBITDA from Continuing Operations Attributable to

Pediatrix Medical Group, Inc.

(in thousands)

(Unaudited)

	Year Ended December 31, 2023

Income from continuing operations attributable to Pediatrix Medical Group, Inc.	$86,000	$94,000
Interest expense	42,300	41,300
Income tax provision	34,700	37,700
Depreciation and amortization expense	37,000	37,000
Adjusted EBITDA from continuing operations attributable to Pediatrix Medical Group, Inc.	$200,000	$210,000